UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2016

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment and Restatement of Credit Agreement

On May 13, 2016, we entered into the First Amended and Restated Credit Agreement among us, JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”) and the banking institutions with lending Commitments listed below (the “Credit Agreement”). The Credit Agreement is a 5-year multi-currency revolving credit agreement providing us the ability, from time to time, to borrow, repay and re-borrow up to $750 million until the maturity date, at which time our ability to borrow under the Credit Agreement will terminate. The Credit Agreement amends and restates the Credit Agreement, dated August 19, 2011, as amended, attached as Annex I to the Second Amendment to Credit Agreement among us, JPMorgan and the participating banking institutions named therein, filed August 19, 2014 as Exhibit 10.3 to our Form 8-K.

The Credit Agreement was amended to:

(1) Lending Commitments Increased. Increase the total lending Commitments from $600 million to $750 million.

(2) Maturity Date Extended. Extend the maturity date from August 19, 2019 to May 13, 2021.

(3) Banking Institutions and Lending Commitments Amended. Change the banking institutions and their lending Commitments as follows:

Banking Institution	Prior Lending Commitment	New Lending Commitment
JPMorgan Chase Bank, N.A.	$82,500,000	$95,000,000
Wells Fargo Bank, National Association	$82,500,000	$95,000,000
U.S. Bank National Association	$82,500,000	$95,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$57,500,000	$60,000,000
SunTrust Bank	$45,000,000	$50,000,000
PNC Bank, National Association	$40,000,000	$50,000,000
Bank of America, N.A.	$—	$45,000,000
BMO Harris Bank, N.A.	$35,000,000	$45,000,000
Citizens Bank, N.A.	$40,000,000	$45,000,000
Toronto Dominion (Texas) LLC	$40,000,000	$45,000,000
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$40,000,000	$40,000,000
Fifth Third Bank	$30,000,000	$—
Branch Bank and Trust Company	$—	$30,000,000
Svenska Handelsbanken AB (PUBL) New York Branch	$—	$30,000,000
Arvest Bank	$25,000,000	$25,000,000

	$600,000,000	$750,000,000

(4) New Pricing Grid Adopted. Adopt the following pricing grid based on our senior unsecured credit ratings. The new pricing grid increases the “Fixed Spread” (which is used to calculate the interest rate spread over certain deposit rates for a Fixed Rate Borrowing), and reduces the Facility Fee Rate (which sets the rate of facility fees to be paid under the Credit Agreement) as follows:

Senior Credit Ratings	Fixed Spread	Facility Fee Rate
>= A+ / A1	changed from 0.680% to 0.690%	changed from 0.070% to 0.060%
= A / A2	changed from 0.795% to 0.805%	changed from 0.080% to 0.070%
= A- / A3	changed from 0.900% to 0.910%	changed from 0.100% to 0.090%
= BBB+ /Baa1	changed from 1.000% to 1.015%	changed from 0.125% to 0.110%
<=BBB/Baa2	changed from 1.075% to 1.100%	changed from 0.175% to 0.150%

In the event that our senior unsecured long-term debt credit ratings fall within different ratings categories by different ratings agencies, the Fixed Spread and/or Facility Fee Rate shall be based on (a) the higher of such ratings if there is only one category difference between such ratings; or (b) the category that is one level lower than the highest of such ratings if there is more than one category difference between the ratings.

(5) Availability of Swingline Loans Increased. Increase the availability of Swingline Loans (which are initially made by JPMorgan for short-term administrative convenience on same day notice) from a dollar equivalent of $60 million to $75 million.

(6) Incremental Term Loan Provision Increased. Amend the provision for incremental term loans from up to $200 million to up to $250 million. The terms and conditions of any term loan would be negotiated between us, JPMorgan and the term loan lenders. No banking institution is required to make any portion of a term loan without its consent. The sum of (i) the total lending Commitments, and (ii) the initial principal amount of any term loan, is limited to a maximum of $1 billion.

(7) Restriction on Sale of Assets Amended. Amend the covenant that limits the Company’s ability to sell its assets as measured in any trailing four-quarter period. The prior restriction limited the sale, lease, transfer or other disposition of assets (other than products sold in the ordinary course of business and other limited exceptions) in any trailing four quarter period to 25% of the Company’s consolidated total assets measured as of the most recent quarter-end for which financial statements are publicly available. The new restriction is the same except the limit was increased from 25% to 40%.

(8) Financial Covenant Amended. Amend the covenant that limits the Company’s Total Indebtedness to Total Capital (each as defined in the Credit Agreement) from 60% to 65%.

(9) Events of Default Provision Amended. Amend the Event of Default provision relating to any judgment, writ or warrant of attachment or of any similar process in an uninsured amount entered or filed against the Company or its assets from a threshold of more than $50 million to more than $100 million.

Other than credit extended under a term loan (under which the rate of interest will be negotiated between us, JPMorgan and the term loan lenders), we may elect the type of borrowing under the Credit Agreement, which determines the rate of interest to be paid on the outstanding principal balance, as follows:

(A)	ABR Borrowing. Under an ABR loan, we will pay interest at the Alternate Base Rate, which is the greatest of (a) the Prime Rate publicly announced by JPMorgan; (b) the greater of (i) the rate based on federal funds transactions by depository institutions and published as the Federal Funds Effective Rate by the Federal Reserve Bank of New York, or (ii) the Overnight Bank Funding Rate; each in effect for such day, plus 1/2 of 1%; or (c) the London interbank offered (LIBO) Rate for a one month interest period multiplied by the Statutory Reserve Rate (a fraction with a numerator of 1, and a denominator of 1 minus the aggregate of the maximum reserve percentages established by the Federal Reserve Board to which JPMorgan is subject for Eurocurrency funding), plus 1%.

(B)

Fixed Rate Borrowing. Under a Fixed Rate loan, we will pay interest at (a) a fixed rate published on a designated reference page of the Reuters group service (for the available currency and interest period chosen for the loan by us) equal to the rate published for deposits denominated in such currency with a maturity comparable to such interest period (except for loans denominated in Mexican Pesos, British Pound Sterling or Canadian Dollars, in which case the Fixed Rate for borrowing is specified in the definition of “Fixed Rate” in the Credit Agreement), plus (b) the Fixed Spread percentage (based on credit ratings of our senior unsecured long-term debt).

(C)	Dollar Swingline Loans. Under a dollar Swingline loan (which is initially made by JPMorgan for short-term administrative convenience on same day notice) we will pay interest at a rate equal to the rate based on federal funds transactions by depository institutions and published as the Federal Funds Effective Rate by the Federal Reserve Bank of New York in effect for such day, plus 0.5%.

(D)	Competitive Loans. Under a Competitive loan, we will pay interest at a rate equal to a competitive variable or fixed rate accepted by us.

Other than credit extended under a term loan, we are required to (i) periodically pay accrued interest on any outstanding principal balance under the Credit Agreement at time intervals based upon the elected interest rate and the elected interest period, and (ii) pay the outstanding principal upon the maturity date. If credit is extended under a term loan, the principal and interest will be payable upon the terms and conditions negotiated between us, JPMorgan and the term loan lenders. We can also repay the outstanding principal prior to maturity, except for loans denominated in Mexican Pesos. Also, regarding Fixed Rate Borrowing, if we repay the outstanding principal prior to maturity, we must pay applicable breakage costs (which roughly equate to the Lenders’ lost interest income).

We may also terminate or reduce the lending Commitments under the Credit Agreement, in whole or in part, upon three business days’ notice. Our ability to borrow under the Credit Agreement is reduced by the amount of outstanding letters of credit issued pursuant to the Credit Agreement. The amount of letters of credit is limited to $250 million. As of the date hereof, there are no letters of credit outstanding under the Credit Agreement.

The Credit Agreement is unsecured, but contains restrictive covenants which, among other things, limit (i) our Total Indebtedness to 65% of our Total Capital (each as defined in the Credit Agreement), (ii) the principal amount of secured debt to 15% of consolidated total assets, and (iii) the amount of assets sold, transferred or leased (other than products sold in the ordinary course and other limited exceptions) in any trailing four quarter period to 40% of consolidated total assets of the Company as of the most recent quarter-end for which financial statements are publicly available.

Subject to certain customary cure periods, the Credit Agreement provides that if we breach any representation or warranty, do not comply with any covenant, fail to pay principal, interest or fees in a timely manner, or if any Event of Default (as defined in the Credit Agreement) otherwise occurs, then the Credit Agreement may be terminated. Upon termination, all outstanding indebtedness under the Credit Agreement will accelerate.

The Credit Agreement acts as support for the marketability of our $750 million commercial paper program (as described below). As of March 31, 2016, the Company had $271 million of commercial paper outstanding. There are currently no borrowings under the Credit Agreement. Although we do not currently anticipate borrowing directly under the Credit Agreement, we can do so independently from the commercial paper program.

The foregoing is only a summary of certain terms of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

The listed banks and/or their affiliates have provided, from time to time, and may continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and/or to our affiliates, for which we have paid, and intend to pay, customary fees, and, in some cases, out-of-pocket expenses.

Board Increases Authorization under Commercial Paper Program

The Credit Agreement acts as support for the marketability of the Company’s commercial paper program (the “CP Program”). On May 17, 2016, the Board of Directors of the Company increased the total indebtedness authorized under the CP Program from $600 million to $750 million.

We issue commercial paper notes (the “Notes”) pursuant to a Commercial Paper Issuing and Paying Agent Agreement (the “Agent Agreement”) between U.S. Bank National Association (the “Bank”) and the Company, including the Master Note, filed December 5, 2014 as Exhibit 10.1 to our Form 8-K. The Agent Agreement provides that the Bank will act as (a) depository for the safekeeping of our Notes; (b) issuing agent on behalf of us in connection with the issuance of the Notes; (c) paying agent for the Notes; and (d) depository to receive funds on our behalf. The Agent Agreement contains customary representations, warranties, covenants and indemnification provisions.

The Notes are marketed and sold through certain dealers selected by us (each a “Dealer”) pursuant to the Form of Amended and Restated Commercial Paper Dealer Agreement, filed December 5, 2014 as Exhibit 10.2 to our Form 8-K . Each Dealer Agreement provides for the terms under which the respective Dealer will either purchase from us or arrange for the sale by us of the Notes in transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended. The Dealer Agreements are substantially identical, in all material respects, and contain customary representations, warranties, covenants and indemnification provisions.

The Notes are issued in $250,000 minimum face or principal amounts at par less a discount representing an interest factor, or at par, if interest bearing, with interest established based upon market conditions and credit ratings in effect at the time of issuance. The maturities of the Notes will vary but may not exceed 270 days. The Notes are not subject to voluntary pre-payment by us or redemption prior to maturity. The Notes rank equally with all of our other unsecured and unsubordinated indebtedness. Such Notes shall be subject to certain event of default provisions, including those related to non-payment of principal or interest when due and the bankruptcy or insolvency of our Company, which shall cause the Notes to become immediately due and payable. Over the long term, and subject to our capital needs, market conditions and alternative capital market opportunities, we expect to maintain or increase the indebtedness under the CP Program by continuously repaying and reissuing Notes until such time, if any, that the outstanding Notes are replaced with longer term debt. However, our outstanding Note balance may increase or decrease in the short term due to acquisition or divestiture activity and our working capital needs. The amounts available under our CP program may be borrowed, repaid and re-borrowed from time to time. We have used, and expect to use, the net proceeds from the sale of our Notes for general corporate purposes.

The foregoing is only a summary of certain terms and conditions of our CP Program, the Agent Agreement and the Form of Amended and Restated Commercial Dealer Agreement, and is qualified in its entirety by reference to such agreements which are incorporated herein by reference.

The Bank and Dealers and/or their affiliates have provided from time to time, and may continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and our affiliates, for which we have paid, and intend to pay customary fees, and, in some cases, out-of-pocket expenses.

The Notes will not be, and have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered, reoffered or sold in the United States, or elsewhere, absent registration or applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption. This Form 8-K is not intended to condition the market in the United States, or elsewhere, for the issuance of any Notes.

Statements in this Form 8-K that are not historical in nature are “forward-looking,” including, without limitation, our expectations regarding our plans to maintain or increase our commercial paper indebtedness under certain circumstances. These statements involve uncertainties and risks, including, without limitation, (i) increases or decreases in our capital needs, which may vary depending on a variety of factors, including, without limitation, any acquisition or divestiture activity and our working capital needs, (ii) market conditions and (iii) alternative capital market opportunities, including, without limitation, the relative attractiveness of longer-term debt financing or equity financing. Any forward-looking statement reflects only our beliefs when the statement is made. Actual results could differ materially from our expectations, and we do not undertake any duty to update these statements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 17, 2016. In connection with this meeting, proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. Matters voted upon were (1) the election of nine directors; (2) the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and (3) an advisory vote to approve named executive officer compensation as described in the Proxy Statement. The number of votes cast for and against, as well as abstentions and broker non-votes, with respect to each matter, as applicable, are set out below.

1. Proposal One: Election of Directors. All nine nominees for director listed in the Proxy Statement were elected to hold office until the next annual meeting of shareholders or until their successors are elected and qualified, with the following vote:

DIRECTOR NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Robert E. Brunner	99,725,924	1,829,821	313,493	18,004,972
Robert G. Culp, III	99,959,589	1,697,106	212,543	18,004,972
R. Ted Enloe, III	95,242,930	6,304,950	321,358	18,004,972
Manuel A. Fernandez	99,651,235	1,887,367	330,636	18,004,972
Matthew C. Flanigan	96,377,063	5,370,907	121,268	18,004,972
Karl G. Glassman	100,719,302	1,035,923	114,013	18,004,972
Joseph W. McClanathan	99,006,161	2,564,663	298,414	18,004,972
Judy C. Odom	98,842,841	2,788,989	237,408	18,004,972
Phoebe A. Wood	98,793,843	2,833,905	241,490	18,004,972

2. Proposal Two: Ratification of Selection of Independent Registered Public Accounting Firm. The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 was approved with the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
118,312,811	1,424,534	136,865	N/A

3. Proposal Three: Advisory Vote to Approve Named Executive Officer Compensation. The advisory vote to approve the Company’s named executive officer compensation package as described in the “Executive Compensation and Related Matters” section of the Company’s Proxy Statement (commonly known as “Say-on-Pay”) consisted of the following:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
98,667,232	2,637,501	564,307	18,005,170

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	First Amended and Restated Credit Agreement, dated May 13, 2016 among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein.

10.2	Credit Agreement, dated August 19, 2011, as amended, attached as Annex I to the Second Amendment to Credit Agreement, dated August 15, 2014, among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein, filed August 19, 2014 as Exhibit 10.3 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.3	Commercial Paper Issuing and Paying Agent Agreement between U.S. Bank National Association and the Company, dated December 2, 2014, including Master Note, filed December 5, 2014 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.4	Form of Amended and Restated Commercial Paper Dealer Agreement, filed December 5, 2014 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

*	Denotes filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: May 18, 2016	By:	/s/ JOHN G. MOORE
John G. Moore
Senior Vice President –
Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	First Amended and Restated Credit Agreement, dated May 13, 2016 among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein.

10.2	Credit Agreement, dated August 19, 2011, as amended, attached as Annex I to the Second Amendment to Credit Agreement, dated August 15, 2014, among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein, filed August 19, 2014 as Exhibit 10.3 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.3	Commercial Paper Issuing and Paying Agent Agreement between U.S. Bank National Association and the Company, dated December 2, 2014, including Master Note, filed December 5, 2014 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.4	Form of Amended and Restated Commercial Paper Dealer Agreement, filed December 5, 2014 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

*	Denotes filed herewith.